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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-3 Nos. 333-142064, 333-118691 and 333-123903) of CRA International, Inc.;

  (2)
  Registration Statements (Form S-8 Nos. 333-228783, 333-221263, 333-184916, 333-170142 and 333-133450) pertaining to the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan;

  (3)
  Registration Statement (Form S-8 No. 333-164621) pertaining to the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan and the 2009 Nonqualified Inducement Stock Option Plan; and

  (4)
  Registration Statement (Form S-8 No. 333-63453) pertaining to the Charles River Associates Incorporated 1998 Employee Stock Purchase Plan;

of our reports dated February 27, 2020, with respect to the consolidated financial statements of CRA International, Inc. and the effectiveness of internal control over financial reporting of CRA International, Inc. included in this Annual Report (Form 10-K) of CRA International, Inc. for the year ended December 28, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm